Exhibit 99.1

T2 Biosystems Announces Preliminary Fourth Quarter and Full Year 2023 Financial Results

Advanced multiple new products and achieved record fourth quarter U.S. T2Bacteria Panel sales

LEXINGTON, Mass., February 15, 2024 (GLOBE NEWSWIRE)— T2 Biosystems, Inc. (NASDAQ:TTOO) (the “Company”), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced preliminary unaudited financial and operational results for the fourth quarter and full year ended December 31, 2023.

Full Year 2023 and Recent Commercial Highlights

•	Achieved full year 2023 total revenue of $7.2 million, including sepsis and related product revenue of $6.8 million and research and contribution revenue of $0.4 million.

•	Achieved fourth quarter 2023 total revenue of $1.7 million, comprised entirely of product revenue including record sales of the T2Bacteria Panel in the U.S.

•	Executed contracts for 26 T2Dx® Instruments in 2023, including 19 T2Dx Instruments from outside the U.S. and 7 T2Dx Instruments from the U.S.

•	Expanded international distribution network to include the Netherlands, Belgium, Vietnam, and the re-entry into Switzerland.

•	Eliminated sepsis test backorder as of the end of January 2024.

Recent Pipeline and Clinical Highlights

•	Received FDA 510(k) clearance to add the detection of Acinetobacter baumannii to the FDA-cleared T2Bacteria Panel.

•	Submitted a 510(k) premarket notification to the U.S. FDA to expand the use of the T2Candida Panel to include pediatric testing.

•	Received Phase 2 award from the U.S. Department of Health and Human Services and the Steven & Alexandra Cohen Foundation’s LymeX Diagnostics Prize for the T2Lyme Panel.

•	Advanced the T2Resistance Panel toward U.S. FDA 510(k) submission, expected to occur during the third quarter of 2024.

•	Presented new clinical data at IDWeek 2023 demonstrating speed, accuracy, and clinical benefits of T2Dx Instrument, T2Bacteria Panel, T2Candida Panel, and T2Resistance Panel.

Financial and Operational Updates

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Presented a detailed plan to Nasdaq Listing Qualifications Hearing Panel on February 15, 2024, to regain compliance with $35 million Market Value of Listed Securities requirement; response expected in the coming weeks.

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Executed agreement with CRG to convert an additional $15 million of the outstanding term loan into shares of common stock and shares of newly designated preferred stock (to the extent CRG’s beneficial ownership would be above 49.99% of the Company’s outstanding common stock), upon receipt of shareholder approval.

•	Amended term loan agreement with CRG, extending the maturity date and interest-only period to December 31, 2025, and reducing the minimum cash covenant from $5.0 million to $500,000.

•	Cash and cash equivalents totaled $15.7 million as of December 31, 2023.

“We made considerable progress across the business during 2023, increasing our global installed base of T2Dx Instruments, generating record U.S. sales of our T2Bacteria Panel, strengthening our supply chain and manufacturing operations, advancing multiple new product development initiatives, and strengthening our balance sheet,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “We are very excited by the progress on our new product pipeline, which includes the recent FDA clearances for the T2Biothreat Panel and the expanded T2Bacteria Panel to include the detection of Acinetobacter baumannii, as well as the pending FDA clearance to expand the T2Candida Panel to include pediatric testing. Additionally, we have three pipeline products that have received FDA Breakthrough Device designation, including the T2Resistance Panel, the T2Lyme Panel, and the Candida auris test. We believe we are well-positioned heading into 2024, and we expect to accelerate our product sales, enhance our operations, and continue to advance out new product pipeline.”

2024 Financial Outlook

The Company expects full year 2024 total sepsis and related product revenue of $10.0 million to $11.0 million, representing growth of 49% to 64%, compared to $6.7 million in 2023. The Company’s 2024 revenue guidance consists entirely of sepsis and related product revenue and does not include potential sales of the T2Biothreat Panel or the T2Lyme Panel.

Webcast and Conference Call Information

The Company’s management team will host a conference call today, February 15, 2024, beginning at 4:30 pm ET. Investors interested in listening to the call may do so by dialing 888-506-0062 for domestic callers or 973-528-0011 for International callers and using conference ID 106354 approximately five minutes prior to the start time. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, and the T2Biothreat™ Panel, and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the U.S. T2Resistance Panel, the Candida auris test, and the T2Lyme™ Panel. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our growth opportunities as a result of the receipt of FDA 510(k) clearance for the T2Biothreat Panel and 510(k) clearance to add Acinetobacter baumannii detection to the FDA-cleared T2Bacteria Panel, maintenance of our Nasdaq listing, our market opportunity, financial results, financial outlook, instrument contracts, timing of completing clinical trials and filing of an FDA submission, product demand, commitments or opportunities, and growth expectations or targets, , as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward-looking nature. The preliminary, estimated financial results for the fourth quarter and fiscal year ended 2023 contained in this press release contain forward-looking statements and are subject to the completion of management’s and the audit committee’s final reviews and our other financial closing procedures and are therefore subject to change. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. The preliminary information and estimates have not been compiled or examined by our independent auditors and they are subject to revision as we prepare our financial statements as of and for the quarter ended December 31, 2023, including all disclosures required by U.S. generally accepted accounting principles. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2023, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406